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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Joint Registration Statement on Form S-3 of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated January 23, 1998, on our audit of the financial statements of Royal Palace Hotel Associates, included in the Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company dated June 2, 1998.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
April 26, 1999